Exhibit 99.2

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

Vector Acquisition Corporation

One Market Street

Steuart Tower, 23rd Floor

San Francisco, CA 94105

ANNUAL GENERAL MEETING

OF SHAREHOLDERS OF VECTOR ACQUISITION CORPORATION

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON ____________, 2021.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated _________, 2021, in connection with the annual general meeting of Vector Acquisition Corporation (“Vector”) (the “annual general meeting”) to be held at _______ a.m. Pacific Time on _________, 2021, at the offices of Kirkland & Ellis LLP located at 555 California Street, 27th Floor, San Francisco, California 94104, and hereby appoints Alex Slusky and David Baylor, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Vector registered in the name provided, which the undersigned is entitled to vote at the annual general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus. Capitalized terms used but not defined herein have the meanings given to them in the accompany proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF

NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3(A), 3(B), 3(C), 4, 5, 6, 7 and 8.

Proposal No. 1—The Business Combination Proposal—RESOLVED, as an ordinary resolution, that the entry by Vector Acquisition Corporation, a Cayman Islands exempted company (“Vector”), into the Agreement and Plan of Merger, dated as of March 1, 2021, as amended by Amendment No. 1 thereto, dated May 7, 2021 and Amendment No. 2 thereto, dated June 25, 2021, by and among Vector, Rocket Lab USA, Inc., a Delaware corporation (“Rocket Lab”), and Prestige USA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Rocket Lab (“Merger Sub”), pursuant to which, among other	FOR ☐	AGAINST ☐	ABSTAIN ☐

things, (a) Vector will deregister as an exempted company in the Cayman Islands and continue and domesticate as a corporation in the State of Delaware (Vector as of immediately following the Domestication, to be referred to as “Vector Delaware”), (b) Merger Sub will merge with and into Vector Delaware, with Vector surviving the merger as a wholly-owned subsidiary of Rocket Lab (the “First Merger”), and (c) Rocket Lab will merge with and into Vector Delaware, with Vector Delaware surviving the merger (the “Second Merger” and, together with the First Merger, the “Mergers”), and the transactions contemplated thereby, including the Domestication, the Mergers and the PIPE Financing (as defined therein), be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Domestication Proposal—RESOLVED, as a special resolution, that Vector be de-registered in the Cayman Islands pursuant to the power contained in Clause 8 of the Memorandum of Association of Vector and Article 190 of Vector’s Articles of Association, and immediately upon being de-registered in the Cayman Islands, Vector be registered by way of continuation as a corporation under the laws of the State of Delaware, pursuant to Part XII of the Companies Act (2021 Revision) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—GOVERNING DOCUMENTS PROPOSALS

(A) Governing Documents Proposal A—RESOLVED, as an ordinary resolution, that the change in the authorized share capital of Vector from US$50,100 divided into (i) 450,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share, to (ii) 450,000,000 shares of Class A common stock, par value $0.0001 per share, 50,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share, until the consummation of the Business Combination and (iii) 2,500,000,000 shares of Vector Delaware common stock, par value $0.0001 per share and 100,000,000 shares of Vector Delaware preferred stock, par value $0.0001 per share be approved.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Governing Documents Proposal B—RESOLVED, as an ordinary resolution, that the removal of the ability of New Rocket Lab stockholders to take action by written consent in lieu of a meeting be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Governing Documents Proposal C—RESOLVED, as a special resolution, that the amendment and restatement of the Existing Governing Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the proxy statement/prospectus as Annex C and Annex D, respectively) be approved, including (i) making New Rocket Lab’s corporate existence perpetual, (ii) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for litigation arising out of the Securities Act of 1933, as amended, (iii) providing that each share of Vector Delaware Class B common stock will be entitled to 10 votes per share prior to the effective time of the First Merger (which provision shall be removed and no longer be applicable upon consummation of the Business Combination) and (iv) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—Nasdaq Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of New Rocket Lab Common Stock (including the Earnout Shares and shares issuable in the future pursuant to outstanding warrants, options, restricted stock units or other rights to receive shares) in connection with the Business Combination and the PIPE Financing be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—Equity Incentive Plan Proposal—RESOLVED, as an ordinary resolution, that the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex H, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6—Employee Stock Purchase Plan Proposal—RESOLVED, as an ordinary resolution, that the Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex I, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—Director Proposal—RESOLVED, as an ordinary resolution of the holders of Class B ordinary shares of the Company THAT, if the Domestication Proposal is not approved at the annual general meeting, David Kennedy be re-appointed as a Class I director of the Company, to hold office until the earlier of (i) the Closing or (ii) the 2024 annual general meeting in accordance with the amended and restated memorandum and articles of association of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—Adjournment Proposal— RESOLVED, as an ordinary resolution, that the adjournment of the annual general meeting to a later date or dates (A) to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to Vector’s shareholders or (B) in order to solicit additional proxies from Vector shareholders in favor of one or more of the proposals at the annual general meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3(A), 3(B), 3(C), 4, 5, 6, 7 and 8 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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